Exhibit 99.1

Encore Capital Group Announces First Quarter 2025 Financial Results

•Favorable purchasing conditions continue in U.S. market
•Global portfolio purchases up 24% to $368 million, including record $316 million in U.S.
•Global collections up 18% to $605 million, including record $454 million in U.S.
•Earnings per share of $1.93

SAN DIEGO, May 7, 2025 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the first quarter ended March 31, 2025.
“Encore’s 2025 is off to a strong start, which is reflected in every measure of our first quarter financial performance,” said Ashish Masih, President and Chief Executive Officer. “Portfolio purchases in Q1 of $368 million were up 24% compared to the first quarter last year and collections of $605 million were up 18%. Our collections performance helped earnings more than double compared to last year, as first quarter earnings per share of $1.93 was up 103% compared to the $0.95 per share we delivered a year ago.”

“Our MCM business in the U.S. continues to deliver very strong results. Empowered by the ongoing favorable supply environment, MCM portfolio purchases in the first quarter were a record $316 million, up 34% compared to the year ago quarter, at very attractive returns. MCM also delivered record collections of $454 million in the first quarter, up 23% compared to Q1 a year ago, driven by superior execution.”
“Our Cabot business in Europe delivered a solid first quarter. Portfolio purchases of $51 million were in line with Cabot’s historical trend and collections of $150 million were up 7% compared to the first quarter last year.”

“As a result of our strong start to the year and our continued investment and operational execution, we are reiterating our guidance for 2025 which we originally established in February. We anticipate our global portfolio purchasing this year will exceed the $1.35 billion of purchases we made in 2024 and we expect our year-over-year collections growth to be 11% to $2.4 billion. As always, we remain committed to the critical role we play in the consumer credit ecosystem and to helping consumers restore their financial health,” said Masih.
In the first quarter, the company repurchased $10 million of its shares of common stock.

Encore Capital Group, Inc.

Financial Highlights for the First Quarter of 2025:

	Three Months Ended March 31,
(in thousands, except percentages and earnings per share)	2025	2024	Change
Portfolio purchases(1)	$367,851	$295,714	24%
Average receivable portfolios(2)	$3,864,450	$3,499,910	10%
Estimated Remaining Collections (ERC)	$8,862,661	$8,307,294	7%
Collections	$604,807	$510,887	18%
Revenues	$392,775	$328,386	20%
Operating expenses	$263,432	$244,795	8%
Net income	$46,796	$23,239	101%
Earnings per share	$1.93	$0.95	103%
______________________
(1)Includes U.S. purchases of $316.4 million and $236.5 million, and Europe purchases of $51.5 million and $59.2 million in Q1 2025 and Q1 2024, respectively.
(2)Represents the average of receivable portfolios for the quarter (receivable portfolios at the beginning and end of the quarter divided by 2).

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 7, 2025, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss first quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Adjusted EBITDA has not been prepared in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. A reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure is below.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including purchases and collections), performance, supply and pricing, liquidity, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent report on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$187,117	$199,865
Receivable portfolios, net	3,952,531	3,776,369
Property and equipment, net	82,014	80,597
Other assets	228,514	225,090
Goodwill	519,410	507,808
Total assets	$4,969,586	$4,789,729
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$234,000	$233,545
Borrowings	3,790,698	3,672,762
Other liabilities	125,827	116,091
Total liabilities	4,150,525	4,022,398
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 23,510 and 23,691 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	235	237
Additional paid-in capital	9,645	19,297
Accumulated earnings	956,723	909,927
Accumulated other comprehensive loss	(147,542)	(162,130)
Total stockholders’ equity	819,061	767,331
Total liabilities and stockholders’ equity	$4,969,586	$4,789,729

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the condensed consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$37,113	$23,875
Receivable portfolios, net	907,079	895,704
Other assets	4,583	3,699
Liabilities
Accounts payable and accrued liabilities	3,148	2,946
Borrowings	626,879	599,830
Other liabilities	2,644	887

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues
Portfolio revenue	$345,218	$315,852
Changes in recoveries	21,464	(12,409)
Total debt purchasing revenue	366,682	303,443
Servicing revenue	22,547	20,379
Other revenues	3,546	4,564
Total revenues	392,775	328,386
Operating expenses
Salaries and employee benefits	105,932	104,184
Cost of legal collections	68,013	58,721
General and administrative expenses	41,018	36,241
Other operating expenses	34,252	30,367
Collection agency commissions	6,873	7,434
Depreciation and amortization	7,344	7,848
Total operating expenses	263,432	244,795
Income from operations	129,343	83,591
Other expense
Interest expense	(70,530)	(55,765)
Other income	1,647	2,666
Total other expense	(68,883)	(53,099)
Income before income taxes	60,460	30,492
Provision for income taxes	(13,664)	(7,253)
Net income	$46,796	$23,239

Earnings per share:
Basic	$1.96	$0.98
Diluted	$1.93	$0.95

Weighted average shares outstanding:
Basic	23,879	23,784
Diluted	24,269	24,468

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net income	$46,796	$23,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,344	7,848
Other non-cash interest expense, net	3,544	3,727
Stock-based compensation expense	3,424	3,357
Changes in recoveries	(21,464)	12,409
Other, net	1,737	887
Changes in operating assets and liabilities
Other assets	(3,499)	(6,223)
Accounts payable, accrued liabilities and other liabilities	7,401	5,740
Net cash provided by operating activities	45,283	50,984
Investing activities:
Purchases of receivable portfolios, net of put-backs	(362,712)	(291,367)
Collections applied to receivable portfolios	259,589	195,035
Purchases of property and equipment	(6,990)	(6,861)
Other, net	9,835	12,311
Net cash used in investing activities	(100,278)	(90,882)
Financing activities:
Payment of loan and debt refinancing costs	(255)	(10,202)
Proceeds from credit facilities	246,426	248,549
Repayment of credit facilities	(185,831)	(696,351)
Proceeds from senior secured notes	—	500,000
Repayment of senior secured notes	—	(9,770)
Repurchase and retirement of common stock	(10,004)	—
Other, net	(9,999)	23,564
Net cash provided by financing activities	40,337	55,790
Net (decrease) increase in cash and cash equivalents	(14,658)	15,892
Effect of exchange rate changes on cash and cash equivalents	1,910	(1,266)
Cash and cash equivalents, beginning of period	199,865	158,364
Cash and cash equivalents, end of period	$187,117	$172,990

Supplemental disclosures of cash flow information:
Cash paid for interest	$41,303	$46,469
Cash paid for income taxes, net of refunds	1,247	1,542
Supplemental schedule of non-cash investing activities:
Receivable portfolios transferred to real estate owned	$1,040	$2,045

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics
Adjusted EBITDA

	Three Months Ended March 31,
(in thousands, unaudited)	2025	2024
GAAP net income, as reported	$46,796	$23,239
Adjustments:
Interest expense	70,530	55,765
Interest income	(1,546)	(1,368)
Provision for income taxes	13,664	7,253
Depreciation and amortization	7,344	7,848
Stock-based compensation expense	3,424	3,357
Net loss (gain) on derivative instruments(1)	—	(195)
Acquisition, integration and restructuring related expenses(2)	248	2,319
Adjusted EBITDA	$140,460	$98,218
Collections applied to principal balance(3)	$244,300	$214,551
________________________

(1)Amount represents gain or loss recognized on derivative instruments that are not designated as hedging instruments or gain or loss recognized on derivative instruments upon dedesignation of hedge relationships. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and, when applicable, other receivable portfolios. A reconciliation of “collections applied to receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending March 31, 2025.